UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2006


                         DOW JONES & COMPANY, INC.

           (Exact name of registrant as specified in its charter)

         DELAWARE                  1-7564              13-5034940
      (State or other         (Commission File      (I.R.S. Employer
       jurisdiction               Number)          Identification No.)
     of incorporation)

      200 Liberty Street, New York, New York         10281

     (Address of principal executive offices)      (ZIP CODE)

     Registrant's telephone number, including area code: (212) 416-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 3, 2006, the board of directors of Dow Jones & Company, Inc. ("Dow Jones" or the "Company") named Richard F. Zannino as Chief Executive Officer of the Company, effective February 1, 2006, and has elected Mr. Zannino to the Company's board of directors effective that date. As Chief Executive Officer, Mr. Zannino will oversee all the Company's business units and staff departments and will report to the Dow Jones board of directors. With the election of Mr. Zannino, the size of the Company's board of directors has been temporarily increased to 17 directors. See
Item 5.03 below.

Mr. Zannino, age 47, is currently Chief Operating Officer of the Company, and has served in that position since July 2002. Mr. Zannino has served as Executive Vice President since joining the Company in February 2001 and served as Chief Financial Officer from February 2001 until July 2002. Before joining Dow Jones, Mr. Zannino was Executive Vice President of Liz Claiborne, Inc., having joined in 1998 as Senior Vice President, Finance & Administration and Chief Financial Officer. Previously, Mr. Zannino had worked briefly as Chief Financial Officer of General Signal Corporation, prior to that company's sale and before that for five years at Saks Fifth Avenue, ultimately as Executive Vice President and Chief Financial Officer.

The Company's board of directors has not appointed Mr. Zannino to any committees of the board of directors.

Peter R. Kann, age 63, the Company's current Chairman and Chief Executive Officer since 1991, will continue as Chairman until the annual meeting in 2007, the year in which he reaches the Company's mandatory retirement age of 65.

Mr. Kann's and Mr. Zannino's compensation arrangements have not yet been determined.

In addition, Karen Elliott House, age 58, Senior Vice President of Dow Jones and Publisher of The Wall Street Journal, will be retiring from the Company by mutual agreement after a distinguished 32 year career. She will be staying on to work with Mr. Zannino for a couple of transition months. In accordance with the Company's Separation Plan for Senior Management, after the conclusion of the transition period, Ms. House will continue to receive her regular salary for 24 months, as well as an amount equal to two times her annual target bonus payable in 24 equal monthly installments. During this period, Ms. House will continue to participate in the Company's employee benefit plans and programs. All of her stock options will remain outstanding and unvested options will continue to vest in accordance with the terms thereof. In addition, Ms. House will receive final awards with respect to her outstanding contingent stock rights grants under the Dow Jones 2001 Long-Term Incentive Plan. Such final awards will be paid to Ms. House in accordance with the Long-Term Incentive Plan after the completion of the applicable performance periods at the same time as final awards for such performance periods are paid to other participants in the Long-Term Incentive Plan.


ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
FISCAL YEAR

On January 3, 2006, in accordance with the Company's restated certificate of incorporation, the board of directors of the Company amended Section 43 of the Company's Bylaws to provide that between February 1, 2006 and the date of the Company's annual meeting of stockholders in April 2006, the number of directors shall be fixed at 17 and shall thereafter return to 16. As discussed in Item 5.02 above, effective February 1, 2006, Mr. Zannino will become a director of the Company. A copy of the amended and restated Bylaws is attached as Exhibit 3.1 to this report.


ITEM 7.01    REGULATION FD DISCLOSURE

On January 3, 2006, Dow Jones & Company, Inc. issued a press release announcing revised earnings guidance for the quarter ended December 31, 2005. A copy of this press release is furnished with this report as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in
Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.


ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

 (d)    Exhibits

         3.1 The Bylaws of the Company, as amended and restated as of January 3, 2006.

        99.1  Press Release, dated January 3, 2006.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DOW JONES & COMPANY, INC.

Dated: January 3, 2006               By: /s/ Robert Perrine
                                        ---------------------------
                                        Robert Perrine
                                        Chief Accounting
                                        Officer and Controller

          EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

 3.1 The Bylaws of the Company, as amended and restated as of January 3, 2006.

99.1              Press Release, dated January 3, 2006.